Exhibit 99.1

FOR IMMEDIATE RELEASE

Certain Funds Affiliated with Apollo Global Management
Announce Completion of the Acquisition of The Fresh Market, Inc.

NEW YORK, NY — April 27, 2016 — Certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), a leading global alternative investment manager, today announced the successful completion of the previously announced transaction, whereby certain Apollo affiliated funds and certain other investors acquired the stock of The Fresh Market, Inc. (NASDAQ: TFM) (“The Fresh Market”).

The acquisition was effected through a tender offer followed by a merger. As previously announced, the tender offer, which was made at $28.50 per share pursuant to the agreement and plan of merger entered into by affiliates of Apollo and The Fresh Market on March 11, 2016 (the “Merger Agreement”), expired as scheduled at 12:00 midnight, New York City time, on April 21, 2016 (one minute after 11:59 P.M. on April 21, 2016). On April 22, 2016, shares that were validly tendered (other than shares tendered by guaranteed delivery where actual delivery had not occurred) and not withdrawn, which constituted approximately 68.2% of the outstanding shares of The Fresh Market, were accepted for payment. Shares validly tendered by guaranteed delivery were accepted for payment upon receipt. On April 27, 2016, in accordance with the Merger Agreement and Section 251(h) of the General Corporation Law of the State of Delaware, the acquisition was completed by merging The Fresh Market with an affiliate of Apollo. In connection with the merger, all shares not validly tendered in the tender offer (subject to certain exceptions, including shares for which appraisal rights were validly demanded) were cancelled and converted into the right to receive $28.50 per share. As a result, The Fresh Market became a privately-held company and The Fresh Market’s common stock ceased trading on the NASDAQ.

About Apollo

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Singapore, Mumbai, Delhi, Shanghai and Hong Kong. Apollo had assets under management of approximately $170 billion as of December 31, 2015, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Words such as “believe,” ‘intend,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks include uncertainties associated with the Apollo tender offer and the merger including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of The Fresh Market’s stockholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors may cause The Fresh Market’s actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in The Fresh Market’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended January 31, 2016, and subsequent reports filed by The Fresh Market with the SEC. Copies of The Fresh Market’s filings with the SEC may be obtained, free of charge, from The Fresh Market at ir.thefreshmarket.com or by directing a request to Fresh Market’s Investor Relations, at 336-615-8065 or investorrelations@thefreshmarket.com. or on the SEC’s website at www.sec.gov. In addition, other factors may cause Apollo’s actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in Apollo’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and subsequent reports filed by Apollo with the SEC. Copies of Apollo’s filings with the SEC may be obtained on the SEC’s website at www.sec.gov.

The forward-looking statements included in this announcement are made as of the date hereof. Apollo is not under any obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws.

Media Contact:

Apollo Global Management, LLC
Gary M. Stein, 212-822-0467
gstein@apollolp.com

Noah Gunn, 212-822-0540
ngunn@apollolp.com

or

Rubenstein Associates, Inc. for Apollo Global Management, LLC
Charles Zehren, 212-843-8590
czehren@rubenstein.com